UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _ )

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SouthPeak Interactive Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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December 10, 2009

Dear Stockholder,

You are cordially invited to attend the annual meeting of stockholders of SouthPeak Interactive Corporation to be held at 10:00 am Eastern Time, on Friday, January 15, 2010, at our corporate headquarters located at 2900 Polo Parkway, Midlothian, Virginia 23113.

At the annual meeting, you will be asked to elect five directors for a one-year term and to ratify the selection of our independent registered public accounting firm for fiscal year 2010. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our board of directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and the ratification of our independent registered public accounting firm.

Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support of SouthPeak Interactive and look forward to seeing you at the annual meeting.

Very truly yours,

Terry Phillips Chairman

i

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia 23113

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2010

The Annual Meeting of Stockholders of SouthPeak Interactive Corporation, a Delaware corporation, will be held at 10:00 am Eastern time, on Friday, January 15, 2010, at our corporate headquarters located at 2900 Polo Parkway, Midlothian, Virginia 23113, for the following purposes:

1.	To elect five directors, each to serve for a one-year term expiring at the 2011 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.	To ratify the appointment of Reznick Group, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010;
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on November 23, 2009 are entitled to notice of and to vote at the annual meeting.

All stockholders are cordially invited to attend the annual meeting and to vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

Melanie Mroz President, Chief Executive Officer and interim Chief Financial Officer

Midlothian, Virginia
December 10, 2009

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia 23113

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of SouthPeak Interactive Corporation, a Delaware corporation, by our board of directors for use at our Annual Meeting of Stockholders to be held on Friday, January 15, 2010 at 10:00 am Eastern time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our corporate headquarters located at 2900 Polo Parkway, Midlothian, Virginia 23113.

These proxy solicitation materials were first mailed on or about December 15, 2009 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on November 23, 2009, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 44,998,600 shares of our common stock and 5,703,833 shares of our Series A preferred stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock or Series A preferred stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock and Series A preferred stock constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors and a majority of affirmative votes properly cast in person or by proxy will be required to ratify the appointment of Reznick Group, P.C. as the independent registered public accounting firm of our Company for the fiscal year ending June 30, 2010.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast as proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

A person may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the director nominees set forth in this proxy statement, and (2) “for” the ratification of the appointment of Reznick Group, P.C. as the independent registered public accounting firm of our Company for the fiscal year ending June 30, 2010.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2011 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than August 18, 2010, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under our bylaws, stockholders who wish to submit a proposal at the 2011 annual meeting, other than one that will be included in our proxy statement, must notify us between September 30, 2010 and October 17, 2010, unless the date of the 2011 annual meeting of the stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2010 annual meeting. If a stockholder who wishes to present a proposal fails to notify us by October 17, 2010 and such proposal is brought before the 2010 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2011 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to SouthPeak Interactive Corporation, 2900 Polo Parkway, Midlothian, Virginia 23113, Attention: Corporate Secretary.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended June 30, 2009, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy solicitation materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended June 30, 2009 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our board of directors. Presently, the number of directors is fixed at five. At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring. Terry Phillips, Melanie Mroz, David Buckel, Paul Eibeler and Louis M. Jannetty each have been nominated by our board of directors for re-election for one-year terms expiring in 2011.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Each of the nominees is currently a director of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The board of directors recommends a vote “for” the nominees named herein.

Nominees for Directors Standing for Election

Terry Phillips, 51, has served as our chairman since May 2008. Prior to that, Mr. Phillips served as the managing member of SouthPeak Interactive, L.L.C., or SouthPeak, since 2000, when he purchased certain SouthPeak assets from SAS Institute. Mr. Phillips is also the managing member of Phillips Sales, Inc. (PSI), a company that he founded in 1991 that has become one of the largest manufacturer representative agencies specializing in the videogame industry. PSI represented many of the industry leading companies including, Sony Computer Entertainment America, THQ, Take-Two, Midway, Capcom Namco and Konami. PSI was awarded “manufacturer representative of the year” by Sony Computer Entertainment America in 1998 and has generated over $2 billion in sales since inception. In 2003, substantially all of Phillips Sales was sold to an ESOP. From March 1999 to present, Mr. Phillips was the manager of Capitol Distributing, L.L.C., a videogame distribution company. From 1987 to 1991, Mr. Phillips was vice president of sales for Acclaim Entertainment, a videogame publisher. In an administrative proceeding before the SEC, in May 2007, Mr. Phillips agreed to cease and desist from committing or causing any violations of Section 10(b) of the Exchange Act and Exchange Act Rules 10b-5 and 13b2-1 and from causing any violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Exchange Act Rules 12b-2, 13a-1 and 13a-13. This proceeding arose from the involvement in 2000 and 2001 of Mr. Phillips, Capital Distributing and another private company in which he was a principal in certain actions of Take-Two Interactive Software, Inc. Mr. Phillips holds a Bachelor of Science in Business Administration from Elmira College in New York.

Melanie Mroz, 46, has served as our president, chief executive officer and director since May 2008. In August, 2009, Ms. Mroz assumed the duties of our interim chief financial officer. Ms. Mroz was a member of SouthPeak from 2000 until May 2008. In 2005, she assumed responsibility for SouthPeak’s day-to-day operations. In 1996, Ms. Mroz joined Phillips Sales, Inc., one of the largest manufacturer representative agencies in the videogame industry, to head its representation of Sony Computer Entertainment America and thereafter assumed other management duties. While at Phillips Sales, Inc., Ms. Mroz represented some of the most successful videogame titles in the industry to major retailers, including titles such as “Metal Gear Solid” from Konami America and “Grand Theft Auto” from Take-Two Interactive Software, Inc. From January 1995 to December 1996, Ms. Mroz was the vice president of sales for Digital Pictures, Inc., a private digital imaging, animation, and video products producer. From March 1992 to January 1995, Ms. Mroz was the national sales manager for Sony Imagesoft. Ms. Mroz entered the interactive software industry in 1986 with entertainment and educational software distributor SoftKat, then a division of W.R.Grace & Co. Ms. Mroz began with SoftKat as a buyer in the purchasing department and later became the director of purchasing. Ms. Mroz holds a Bachelor of Science from Winona State University in Minnesota.

David Buckel, 48, has served as one of our directors since August 2008. Since March 2009, Mr. Buckel has served as chief financial officer of Ryla, Inc., a call center solutions provider with expertise in customer contact solutions and business process outsourcing. Between January 2008 and February 2009, Mr. Buckel served as a senior executive in operations and finance for Smarterville, Inc., a portfolio company of Sterling Partners, which creates, manufactures, and sells educational products. Prior to that, Mr. Buckel served as vice president and chief financial officer of Internap Network Services Corporation (Nasdaq: INAP), managing the company’s accounting, finance, purchasing, financial planning analysis, investor relations, corporate development and other operating functions. Mr. Buckel was with Internap from July 2003 until December 2007, and led the company through its March 2004 public offering and subsequent leveraged financings. Mr. Buckel was also senior vice president and chief financial officer of Interland Corporation and Applied Theory Corporation, both NASDAQ listed companies, where he managed numerous financial and operational groups. Mr. Buckel also managed and led an IPO for Applied Theory in 1999. Mr. Buckel, a Certified Management Accountant, holds a Bachelor of Science degree in Accounting from Canisius College and a Mater, Business Administration degree in Finance and Operations Management from Syracuse University.

Paul Eibeler, 54, has served as one of our directors since July 2009. Mr. Eibeler is currently the chairman of the board of directors of both Cokem International, an interactive games distribution company, for which he has served as a director since September 2007, and Viking Productions, a licensed products company in the Caribbean market, for which he has served as a director since January 2007. Mr. Eibeler served as chief executive officer of Take-Two Interactive Software, Inc., a global publisher, developer and distributor of interactive entertainment software, hardware and accessories, from January 2005 until March 2007 and as president and a director of Take-Two from April 2004 until March 2007. In addition, Mr. Eibeler served as president of Take-Two from July 2000 until June 2003 and as a director from December 2000 until February 2003. Prior to that time, Mr. Eibeler was a consultant for Microsoft’s Xbox launch team. From July 2003 to October 2003, Mr. Eibeler was president and chief operating officer of Acclaim Entertainment’s North America Division, a company engaged in publishing video games and, from 1998 to 1999, Mr. Eibeler served as Acclaim North America’s executive vice president and general manager. Acclaim filed a petition under Chapter 7 of the federal Bankruptcy Code in September 2004. Mr. Eibeler holds a Bachelor of Arts degree from Loyola College.

Louis M. Jannetty, 57, has served as one of our directors since August 2008. From 1986 to 2006, Mr. Jannetty has served as the chief executive officer of Jansco Marketing Inc., a manufacturer representative firm that specializes in the videogame industry and represents major publishers such as Sony, Capcom, Eidos, Midway, Konami, Take Two, THQ, and Namco Bandai. Since 2005, Mr. Jannetty has also been a principal in Janco Development LLC, a real estate holding and development company. Mr. Jannetty received his Bachelor of Arts degree from Fairfield University in 1974.

Information Relating to Corporate Governance and the Board of Directors

Our bylaws authorize our board of directors to appoint among its members one or more committees, each consisting of one or more directors. Our board of directors has established two standing committees: an Audit Committee and a Compensation Committee.

Our Board of Directors has adopted charters for the Audit and Compensation Committees describing the authority and responsibilities delegated to each committee by the board of directors. Our board of directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a restated Whistleblower Policy. We post on our website, www.southpeakgames.com, the charters of our Audit and Compensation Committees and our Code of Business Conduct and Ethics. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at the address of our executive offices set forth in this report. We intend to disclose any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers on our website.

Interested parties may communicate with our board of directors or specific members of our board of directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the board of directors of SouthPeak Interactive Corporation c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is (i) to oversee our accounting and financial and reporting processes and the audits of our financial statements, (ii) to provide assistance to our board of directors with respect to its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of both our internal audit function, if any, and our independent registered public accounting firm, and (iii) to prepare the report required by the rules promulgated by the SEC. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements on behalf of our board of directors. The Audit Committee also selects the independent auditor to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; reviews our accounting and financial controls with the independent auditor and our financial accounting staff; and, unless otherwise delegated by our board of directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Buckel, Eibeler and Jannetty, each of whom is an independent director under the Nasdaq Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Eibeler joined the Audit Committee in September 2009. The board of directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Buckel qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buckel serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our board of directors for determination, the compensation of our chairman, chief executive officer and president and any other executive officer of ours who reports directly to the board of directors, and the members of the board of directors; determining, or recommending to the board of directors for determination, the compensation of all of our other executive officers; and discharging the responsibilities of our board of directors relating to our compensation programs and compensation of our executives. In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Information regarding our processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Buckel, Eibeler and Jannetty. Mr. Eibeler joined the Compensation Committee in September 2009. Mr. Jannetty serves as the Chairman of the Compensation Committee.

Process for Selecting Nominees to the Board of Directors

The board of directors has no standing nominating committee. It is the board of directors’ view, given its relatively small size and number of independent directors, that it is sufficient to select or recommend director nominees itself. Each director has the opportunity to suggest any nominee and such suggestions are comprehensively reviewed by the independent directors. The board of directors does not have a charter for our nominating process. However, the qualities and skills sought in prospective members of the board of directors generally require that director candidates be qualified individuals who, if added to the board of directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for us. In accordance with the Corporate Governance Guidelines adopted by the board of directors, criteria for selection of candidates include, but are not limited to:

•	diversity, age, background, skills, and experience deemed appropriate by the independent directors in their discretion;
•	possession of personal qualities, characteristics, and accomplishments deemed appropriate by the independent directors in their discretion;
•	knowledge and contacts in the communities and industries in which we conduct business;
•	ability and willingness to devote sufficient time to serve on the board of directors and its committees;

•	knowledge and expertise in various activities deemed appropriate by the independent directors in their discretion; and
•	fit of the individual’s skills, experience and personality with those of other directors to maintain an effective, collegial and responsive board of directors.

Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

The board of directors does not have a specific policy for consideration of nominees recommended by security holders due, in part, to the relatively small size of the board of directors and the lack of turnover in board of directors’ membership to date. However, security holders may recommend a prospective nominee for the board of directors by writing to our corporate secretary at our corporate headquarters and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. There have been no recommended nominees from security holders for election at the annual meeting. We do not pay fees to third parties for evaluating or identifying potential nominees.

Board and Committee Meetings

Our board of directors held a total of four meetings during the fiscal year ended June 30, 2009, in addition to taking action by unanimous written consent on four occasions. The Audit and Compensation Committees of our board of directors held four meetings during the fiscal year ended June 30, 2009. During the fiscal year ended June 30, 2009, no director attended fewer than 75% of the aggregate of the total number of meetings of our board of directors.

Director Compensation and Other Information

For fiscal year 2010 we will compensate non-employee members of our board of directors through a mixture of cash and equity-based compensation. We will pay each non-employee director an annual retainer consisting of $5,000 cash, 20,000 shares of restricted stock, vesting in one year, and 50,000 options to purchase our common stock, vesting in one year. The chairperson of our Audit Committee will receive an additional 5,000 shares of restricted stock, vesting in one year. Mr. Eibeler, who joined our board of directors July 28, 2009, will receive an additional 50,000 options to purchase our common stock, vesting in one year, as a an initial bonus for joining our board of directors. To the extent that a non-employee director serves for less than the full fiscal year, he or she would receive a pro-rated portion of the annual retainer equal to the proportionate amount of the fiscal year for which he or she served as a director. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors. Employees who also serve as directors receive no additional compensation for their services as a director.

The following table sets forth the compensation earned by our non-employee directors in the fiscal year ended June 30, 2009:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(2)(4)(5)	Total
David Buckel	$5,000	$10,000	$48,700	$63,700
Louis M. Jannetty	$5,000	$10,000	$88,300	$103,300

(1)	On July 28, 2009, Paul Eibeler was appointed as an additional non-employee member of our board of directors.
(2)	Amounts reported represent the compensation cost recognized by us for financial statement reporting purposes in accordance with SFAS No. 123R utilizing the assumptions discussed in Note 16 to our condensed consolidated financial statements.

(3)	The grant date fair values of the stock awards granted to our non-employee directors during the fiscal year ended June 30, 2009 are as follows:

Name	Total Grant Date Fair Value
David Buckel	$10,000
Louis M. Jannetty	$10,000
(4)	As of June 30, 2009, the number of aggregate shares underlying outstanding option awards held by our non-employee directors is as follows:

Name	Option Awards Outstanding
David Buckel	65,000
Louis M. Jannetty	95,000
(5)	The grant date fair values of option awards granted to our non-employee directors during the fiscal year ended June 30, 2009 are as follows:

Name	Total Grant Date Fair Value
David Buckel	$48,700
Louis M. Jannetty	$88,300

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Reznick Group, P.C., an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal year ended June 30, 2009. Our Audit Committee has appointed Reznick Group, P.C. to audit the consolidated financial statements of our Company for the fiscal year ending June 30, 2010. Our organizational documents do not require that our stockholders ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm. We are submitting the appointment of Reznick Group, P.C. to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Reznick Group, P.C. We anticipate that representatives of Reznick Group, P.C. will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The board of directors recommends a vote “for” the ratification of the appointment of Reznick Group, P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

The aggregate fees billed to us by Reznick Group, P.C. for the fiscal years ended June 30, 2009 and June 30, 2008 are as follows:

	2009	2008
Audit Fees	$349,546	$155,026
Audit-Related Fees	$—	$—
Total	$349,546	$155,026

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements.
(2)	Audit-Related Fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has taken any action pursuant to such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our chief financial officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided in detail.

All of the services provided by Reznick Group, P.C. described above under the captions “Audit Fees” and “Audit-Related Fees” were pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s financial statements for the years ended June 30, 2009 and 2008. The Audit Committee also reviewed with Reznick Group, P.C., the Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review of the quality of the Company’s accounting principles, significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures related to critical accounting policies used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Reznick Group, P.C. their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence”, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Reznick Group, P.C. with that firm’s independence. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. The Audit Committee also approved the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the year ending June 30, 2010.

Respectfully submitted by the Audit Committee,
David Buckel, Chair Paul Eibeler Louis M. Jannetty

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) each person who served as our chief executive officer, (ii) each person who served as our chief financial officer, and (iii) our chairman for the fiscal years ended June 30, 2009 and 2008. We have prepared the Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of Terry Phillips, our chairman, Melanie Mroz, our president and chief executive officer, and Andrea Jones, our former chief financial officer and treasurer. These three individuals are referred to as our “named executive officers.”

Executive Compensation Program Objectives and Overview

Objectives.  We operate in a highly competitive and challenging environment. To attract, retain, and motivate qualified executive officers, we aim to establish wages and salaries that are competitive with those of executives employed by similar firms. Another objective of our compensation policies is to motivate employees by aligning their interests with those of our stockholders through equity incentives, thereby giving them a stake in our growth and prosperity and encouraging the continuation of their services with us or our subsidiaries. Given our relative size, we have determined to take a simple approach to compensating our named executive officers and to avoid other forms of compensation, such as awards under non-equity incentive plans, non-qualified defined benefit plans or pension plans.

Our compensation program is designed to reward performance, both individual performance and the performance of the company as a whole. While base salaries for our executives should reflect the marketplace for similar positions, a significant portion of their compensation is earned based on our financial performance and the financial performance of each executive’s area of responsibility. We strongly believe in measurement of quantifiable results and this emanates from our belief that sustained strong financial performance is an effective means of enhancing long-term stockholder value.

Compensation Program Administration and Policies.  The Compensation Committee, which is comprised exclusively of independent directors, has general responsibility for executive compensation and benefits, including incentive compensation and equity-based plans. Specific salary and bonus levels, as well as the amount and timing of equity grants, are determined on a case-by-case basis and reflect our overall compensation objectives. The Compensation Committee also serves as the administrator of our 2008 Equity Incentive Compensation Plan, and is the entity authorized to grant equity awards under that plan. Finally, the Compensation Committee is responsible for the determination of the extent to which each executive may be entitled to any bonus payments based upon individual and/or Company performance, as contemplated by the terms of such executive’s employment agreement.

Pay Elements.  We provide the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•	Base salary;
•	Annual incentives in the form of cash bonuses;
•	Equity-based compensation (stock options and restricted stock grants) pursuant to our 2008 Equity Incentive Compensation Plan; and
•	Certain modest executive perquisites and benefits.

We fix each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We utilize cash bonuses to reward performance achievements within the past fiscal year, and similarly, we utilize equity-based compensation under our 2008 Equity Incentive Compensation Plan to provide additional long-term rewards for short-term performance achievements, which we believe encourages similar performance over a longer term.

Each compensation element and its purpose are further described below.

Base Salary.  Base salary is intended to compensate the executive for the basic market value of the position and the responsibilities of that position relative to other positions in the Company. The base salary for each of our executives is initially established through negotiation at the time of hire, based on such factors as the duties and responsibilities of the position, the individual executive’s experience and qualifications, the executive’s prior salary and competitive salary information. Generally, the Chairman will recommend annual base salary (and changes thereto) with respect to the other executives to the Compensation Committee. The Compensation Committee will determine the Chairman’s base salary by reference to the same criteria.

We annually review our base salaries, and may adjust them from time to time based on market trends. We also review the applicable executive’s responsibilities, performance and experience. We do not provide formulaic base salary increases to our executives. If necessary, we will realign base salaries with market levels for the same positions in companies of similar size to us represented in compensation data we review if we identify significant market changes in our data analysis. Additionally, we intend to adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

In September 2009, the Compensation Committee recommended for approval by the full board of directors base salaries for our executive officers. It was noted that Mr. Phillips and Ms. Mroz have agreed to accept below-market base salaries until the performance of the Company can support an increase. The board of directors established the 2010 base salaries for Mr. Phillips and Ms. Mroz at $100,000 and $150,000, respectively.

Annual Incentives (Cash Bonuses).  We provide a cash bonus opportunity to all of our executive officers. These bonuses are a feature of our 2008 Equity Incentive Compensation Plan that was previously approved by our stockholders. Specifically, that plan provides, among other things, for the payment of “Performance Awards,” which may be payable in cash, on the terms and conditions established by the Compensation Committee.

We generally pay bonuses for a fiscal year during the month following the filing of our audited financials for that year with the SEC. Typically, bonuses are payable to the extent provided in the employment agreements negotiated with individual executives as approved by the Compensation Committee. Those employment agreements that provide for the payment of cash bonuses contemplate that they are based upon an evaluation of both performance and the performance of the individual executive and/or at the sole discretion of the board of directors. We believe linking cash bonuses to both Company and individual performance will motivate executives to focus on our annual revenue growth, profitability, cash flow and liquidity, which we believe should improve long-term stockholder value over time.

Individual performance is measured based on the achievement of quantifiable performance objectives established by the Compensation Committee at the beginning of our fiscal year. In Fiscal Year 2010, our chairman proposed specific financial objectives and targets for our chief executive officer and our interim chief accounting officer, which were then approved by the Compensation Committee. The objectives and targets were derived directly from our business plan for 2010 and were considered by the Compensation Committee to be achievable but challenging. The objectives included the following:

•	the achievement of a targeted net income percentage of net revenue; and
•	the closing of a targeted amount of public and/or private equity financings.

Half of the eligible payout shall be allocated to each objective. If the target is achieved for an objective, the executive will receive 100% of the eligible payout for that specific objective. If the target for an objective is not achieved, the Compensation Committee shall determine what amount, if any, of the eligible payout for that specific objective should be paid to the executive. If the target for an objective is exceeded, the payout for that specific objective may be increased at the Compensation Committee’s discretion.

Equity-Based Compensation.  Our Compensation Committee believes that granting shares of restricted stock and/or stock options on an annual basis to existing executives provides an important incentive to retain executives and rewards them for our short-term performance while also creating long-term incentives to sustain that performance. Generally, grants of restricted stock vest in one year and grants of stock options vest over three years and no shares or options vest before the first day of the succeeding fiscal year (the fiscal year following the fiscal year in which the options were actually granted).

Executive Perquisites and Benefits.  Our philosophy is to provide executives with limited perquisites. The value of the perquisites (if any) and benefits provided to our named executive officers is set forth in the Summary Compensation Table below, and their aggregate cost for all of our executives in the fiscal year ended June 30, 2009 was $19,803.

Severance and Other Benefits upon Termination of Employment

The employment agreements with Terry Phillips, our chairman, and Melanie Mroz, our president and chief executive officer, contain certain terms and conditions relating to payments and continuation of health benefits in the event of the severance of their employment with us. The specific terms and conditions relating to severance payments for Mr. Phillips and Ms. Mroz are summarized below and graphically displayed in the section entitled “Potential Payments Upon Termination.” There are no provisions with respect to severance payments in any other employment agreement for our named executive officers. We are not and were not a party to any other change in control agreements or other severance arrangements.

In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, we may decide to provide executives with severance protections upon certain types of termination. Any severance protections would be negotiated on an individual by individual basis.

Option Grant Practices and Policies

It is intended to be the practice of the Compensation Committee to grant stock options under the 2008 Equity Incentive Compensation Plan with an exercise price equal to or greater than the closing price of our common stock on the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

By the Compensation Committee,
Louis M. Jannetty, Chairman David Buckel Paul Eibeler

SUMMARY COMPENSATION TABLE

The following table sets forth, for the fiscal years ended June 30, 2009 and 2008, compensation information for: (i) each person who served as our chief executive officer at any time during the periods covered, (ii) each person who served as our chief financial officer at any time during the periods covered; and (iii) our chairman.

Name	Year	Salary		Stock Awards(1)	Option Awards(1)	All Other Compensation		Total
Terry Phillips, Chairman(2)(3)	2009	$100,000		—	—	$8,909	(5)	$108,909
	2008	$50,000	(4)	—	—	$9,904	(6)	$59,904
Melanie Mroz, President, Chief Executive Officer and Director(2)(7)	2009	$150,000		—	—	$8,249	(9)	$158,249
	2008	$75,000	(8)	—	—	$6,928	(10)	$81,928
Andrea Gail Jones, Chief Financial Officer and Treasurer(2)(11)	2009	$105,000		$12,650	$60,000	$3,749	(12)	$181,399
	2008	$105,000		—	—	$42,562	(13)	$147,562
Rahul Prekash, Former Chairman and Chief Executive Officer(14)	2009	—		—	—	—		—
	2008	—		—	—	—		—
Avinash Vashistha Former Chief Financial Officer, Executive Vice President and Director(15)	2009	—		—	—	—		—
	2008	—		—	—	—		—

Abhishek Jain, Former Chairman, Chief Executive Officer, President, Secretary and Director(16)	2009	—		—	—	—		—
	2008	—		—	—	—		—

(1)	Amounts reported represent the compensation cost recognized by us for financial statement reporting purposes in accordance with SFAS No. 123R utilizing the assumptions discussed in Note 16 to our condensed consolidated financial statements.
(2)	Includes compensation paid by SouthPeak Interactive, L.L.C. prior to the acquisition of SouthPeak on May 12, 2008.
(3)	Prior to May 12, 2008, Mr. Phillips served as the managing member of SouthPeak Interactive, L.L.C. Mr. Phillips became our Chairman on May 12, 2008.
(4)	Amount reported includes $37,500 in distributions paid by SouthPeak Interactive, L.L.C. to Mr. Phillips as member distributions between January and May 2008.
(5)	Amount includes $3,381 for the employee portion of health, dental and long-term care insurance premiums paid by us on the individual’s behalf, $4,000 for a car allowance through May 2009, $1,160 for the use of a Company car beginning in June 2009, and $368 for life and accidental death insurance premium paid by us on the individual’s behalf.
(6)	Amount includes $9,854 for the employee portion of health, dental and long-term care insurance premiums paid by us on the individual’s behalf, and $50 for life and accidental death insurance premium paid by us on the individual’s behalf.
(7)	Prior to May 12, 2008, Ms. Mroz served as Chief Executive Officer of SouthPeak Interactive, L.L.C. Ms. Mroz was appointed as our President, Chief Executive Officer and Director on May 12, 2008. On August 14, 2009, Ms. Mroz was appointed as our interim Chief Financial Officer.
(8)	Amount includes $56,250 in distributions paid by SouthPeak Interactive, L.L.C. to Ms. Mroz as member distributions between January and May 2008.
(9)	Amount includes $3,381 for the employee portion of health, dental and long-term care insurance premiums paid by us on the individual’s behalf, $4,500 for a car allowance, and $368 for life and accidental death insurance premium paid by us on the individual’s behalf.

(10)	Amount represents the employee portion of health and dental insurance premiums paid by us on the individual’s behalf.
(11)	Prior to May 12, 2008, Ms. Jones served as the Chief Financial Officer of SouthPeak Interactive, L.L.C. Ms. Jones was appointed as our Chief Financial Officer and Treasurer on May 12, 2008. On August 14, 2009, Ms. Jones was terminated as our Chief Financial Officer and Treasurer.
(12)	Amount includes $3,381 for the employee portion of health, dental and long-term care insurance premiums paid by us on the individual’s behalf and $368 for life and accidental death insurance premium paid by us on the individual’s behalf.
(13)	Amount includes $31,855 of additional compensation paid for work related to the preparation of financial reports and securities filings and $10,707 for the employee portion of health insurance premiums paid by us on the individual’s behalf.
(14)	Mr. Prekash served as our Chairman and Chief Executive Officer from our formation until April 28, 2008, but received no compensation from us in connection with his service as an executive or Chairman. Mr. Prekash resigned as our Chairman and Chief Executive Officer effective April 28, 2008.
(15)	Mr. Vashistha served as our Chief Financial Officer, Executive Vice President and Director from our formation until April 28, 2008, but received no compensation from us in connection with his service as an executive or Director. Mr. Vashistha resigned as our Chairman and Chief Executive Officer effective May 12, 2008.
(16)	Mr. Jain served as our President and Secretary from our formation until May 12, 2008, our Chairman and Chief Executive Officer from April 28, 2008 until May 12, 2008 and one of our Directors from our formation until August 8, 2008, but received no compensation from us in connection with his service as an executive or Director. Mr. Jain resigned as our Chairman, Chief Executive Officer, President and Secretary effective May 12, 2008, and he resigned as one of our Directors effective August 8, 2008.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth, for the fiscal year ended June 30, 2009, certain information regarding restricted stock and stock option awards granted to our named executive officers pursuant to our 2008 Equity Incentive Compensation Plan:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock		All Other Stock Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards(1)	Grant Date Fair Value of Stock and Option Awards(2)
Andrea Gail Jones	7/1/2008	5,500	(3)
	7/1/2008			40,000	(4)	$2.30	$52,800
	12/31/2008			10,000	(3)	$1.20	$7,200

(1)	The exercise price of stock options awards is equal to the closing price of our common stock on the day prior to the applicable grant date, as reported on the Over-The-Counter Bulletin Board.
(2)	Amounts reported represent the compensation cost recognized by us for financial statement reporting purposes in accordance with SFAS No. 123R utilizing the assumptions discussed in Note 16 to our condensed consolidated financial statements.
(3)	The restricted stock award vested on July 1, 2009.
(4)	The stock option award vests in three equal annual installments commencing on July 1, 2009. As a result of Ms. Jones’s termination on August 14, 2009, the stock option award was forfeited.
(5)	The stock option award vests in three equal annual installments commencing on January 1, 2010. As a result of Ms. Jones’s termination on August 14, 2009, the stock option award was forfeited.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at June 30, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable		Option Exercise Price	Option Expiration Date
Andrea Gail Jones	—	40,000	(1)	$2.30	7/1/2018
	—	10,000	(2)	$1.20	12/31/2018

(1)	The stock option award vests in three equal annual installments commencing on July 1, 2009. As a result of Ms. Jones’s termination on August 14, 2009, two-thirds of the stock option award was forfeited and the balance must be exercised within 90 days of August 14, 2009.
(2)	The stock option award vests in three equal annual installments commencing on January 1, 2010. As a result of Ms. Jones’s termination on August 14, 2009, two-thirds of the stock option award was forfeited and the balance must be exercised within 90 days of August 14, 2009.

OPTION EXERCISES AND STOCK VESTED

During the fiscal year ended June 30, 2009, no stock options were exercised by our named executive officers and no shares of restricted stock held by our named executive officers vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	1,960,300	1.69	2,924,200
Equity compensation plans not approved by security holders	—	—	—

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

In May 2008, we entered into an employment agreement with Terry Phillips, pursuant to which Mr. Phillips serves as our chairman. Also in May 2008, we entered into an employment agreement with Melanie Mroz, pursuant to which Ms. Mroz serves as our president and chief executive officer. The employment agreements have an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either we or the executive notifies the other that the term will not be extended. Mr. Phillips and Ms. Mroz receive salaries of $100,000 and $150,000, respectively, per year, and are also eligible to receive bonuses and equity awards that may be granted by our board of directors or its compensation committee. The employment agreements provide for continuation of salary and benefits for a period of three months upon termination other than for “cause” (as defined in the employment agreements) and continuation of salary for a period of three months upon termination due to disability.

POTENTIAL PAYMENTS UPON TERMINATION

We are not a party to any employment agreement providing for payments with respect to an event that may constitute a “change of control.”

Mr. Phillips and Ms. Mroz are entitled to receive their applicable base salaries and health benefits for three months following termination of employment other than for “cause.” Mr. Phillips and Ms. Mroz are entitled to receive their applicable base salaries for three months following termination of employment due to disability.

Termination of Employment by the Company other than for “Cause”(1)

Name	Continuation of Salary	Continuation of Health Benefits	Total
Terry Phillips	$25,000	$4,332	$29,332
Melanie Mroz	$37,500	$3,021	$40,521

Termination of Employment Due to Disability(2)

Name	Continuation of Salary	Continuation of Health Benefits	Total
Terry Phillips	$25,000	$—	$25,000
Melanie Mroz	$37,500	$—	$37,500

(1)	Under the employment agreements, each executive may be terminated for “cause” if such executive: (i) commits a material breach of (a) his or her obligations or agreements under his or her employment agreement or (b) any of the covenants regarding non-disclosure of confidential information, assignment of intellectual property rights, non-competition and/or non-solicitation applicable to such executive under any stock option agreement or other agreement entered into between the executive and the Company; (ii) willfully neglects or fails to perform his or her material duties or responsibilities to the Company, such that the business or reputation of the Company is (or is threatened to be) materially and adversely affected; (iii) commits an act of embezzlement, theft, fraud or any other act of dishonesty involving the Company or any of its customers; or (iv) is convicted of or pleads guilty or “no contest” to a felony or other crime that involves moral turpitude.
(2)	Under the employment agreements, each executive may be terminated due to disability if such executive: (i) is unable, despite whatever reasonable accommodations the law requires, to render services to the Company for more than 90 consecutive days because of physical or mental disability, incapacity, or illness, or (ii) is found to be disabled within the meaning of the Company’s long-term disability insurance coverage as then in effect (or would be so found if he or she applied for the coverage or benefits).

We anticipate that we will generally enter into negotiated severance and release agreements with an executive upon the event of termination of an executive without cause.

CERTAIN RELATIONSHIPS

Other than the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations) and the transactions described below, since July 1, 2008 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On January 1, 2008, we entered into a three-year lease for office space for our headquarters in Midlothian, Virginia. The lease is with Phillips Land, L.C., an organization in which Terry Phillips and Greg Phillips each beneficially own 50%. The rent is $9,167 per month. The terms of the lease are comparable to those terms available from non-affiliate sources in that the price per square foot is equal to prevailing rates.

On January 1, 2008, we leased office space in our Grapevine, Texas office to Phillips Sales, Inc., an organization in which Terry Phillips and Greg Phillips collectively own 5%. Terry Phillips is the managing member of Phillips Sales. The lease agreement provides for a term of three years and rent of $1,303 per month. The terms of the lease are comparable to those terms available to non-affiliate sources in that the price per square foot is equal to prevailing rates.

We have paid sales commissions, upon the sale of products, to Phillips Sales and West Coast Sales, Inc., an organization in which Terry Phillips indirectly owns 37.5%. Terry Phillips is the managing member of West Coast Sales. Such commissions approximated market rates and equaled $705,032 for the fiscal year ended June 30, 2009. The sales commission arrangements are materially and substantially the same as our sales commission arrangements with unrelated parties.

Terry Phillips, our chairman and holder of 5% or more of our capital stock, and Greg Phillips, a holder of 5% or more of our capital stock, provided personal guarantees and have pledged personal assets to collateralize our line of credit and our mortgage note payable on both facilities in Grapevine, Texas.

In February 2009, we received a short-term advance of $307,440 from Terry Phillips, our chairman. This advance was unsecured and non-interest bearing. The amount of principal repaid to Mr. Phillips during the year ended June 30, 2009 was $75,000. At June 30, 2009, the amount due to Mr. Phillips was $232,440. The advance was made on a short-term basis to fund the production of additional cartridges for a particular videogame. The terms of the advance were superior to those terms available from non-affiliate sources in that the advance was non-interest bearing and the outstanding principal amount was not secured by any of our assets.

Procedures for Approval of Related Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our board of directors to another committee of the board of directors, to review and approve all transactions or arrangements in which we were or will be a participant in which the amount involved, exceeded, or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our board of directors to another committee of the board of directors, to review and make recommendations to the board of directors, or approve, any contracts or other transactions with our current or former executive officers, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us.

In February 2009, we received a short-term advance of $307,440 from Terry Phillips, our chairman. The advance was made on a short-term basis to fund the production of additional cartridges for a particular videogame. Mr. Phillips did not obtain Audit Committee approval prior to making the advance, however, the Audit Committee has subsequently ratified the advance.

OTHER INFORMATION

Beneficial Ownership of Principal Shareholders, Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on November 30, 2009, by (1) each director, director nominee, and named executive officer of our Company, (2) all directors and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock. Applicable percentage ownership in the following table is based on 44,998,600 shares of common stock outstanding as of November 30, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after November 30, 2009, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o SouthPeak Interactive Corporation, 2900 Polo Parkway, Midlothian, Virginia 23113.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors
Terry Phillips	17,138,660	38.1%
Melanie Mroz	3,246,126	7.1%
Reba McDermott	—	—
David Buckel(1)	95,000	*
Paul Eibeler(2)	20,000	*
Louis M. Jannetty(3)	100,000	*
All executive officers and directors as a group (6 persons)	20,568,786	45.6%
Other 5% Stockholders
Greg Phillips	10,494,900	23.3%
Kathleen Morgan(4)	3,062,000	6.8%
Hummingbird Management, L.L.C.(5)	4,078,499	8.8%
Atlas II, LP(6)	3,866,000	8.3%
Edward S. Gutman(7)	2,390,516	5.2%
FI Investment Group, LLC(8)	3,808,523	7.8%

*	Less than 1%
(1)	Includes 65,000 shares of common stock issuable upon exercise of options. The address of Mr. Buckel is 1065 Admiral Crossing, Alpharetta, Georgia 30005.
(2)	The address of Mr. Eibeler is 41 Frost Creek Drive, Lattingtown, New York 11560.
(3)	Includes 75,000 shares of common stock issuable upon exercise of options. The address of Mr. Jannetty is 10 Cordage Park Circle, Suite 235, Plymouth, Massachusetts 02360.
(4)	The address of Ms. Morgan is 24743 Senda Pajaro, Calabasas, California 91302.
(5)	Includes 1,350,030 shares of common stock issuable upon exercise of Class Y warrants, held by Hummingbird Value Fund, L.P. (“HVF”), Hummingbird Microcap Value Fund, L.P. (“Microcap Fund”), Hummingbird SPAC Partners, L.P. (“SPAC”), Hummingbird Concentrated Fund, L.P. (“Concentrated”) and Tarsier Nanocap Value Fund, L.P. (“Tarsier”, together with HVF, Microcap Fund, SPAC and Concentrated, the “Hummingbird Funds”). As investment manager of the Hummingbird Funds, Hummingbird Management, L.L.C. (“Hummingbird”) may be deemed to have the sole voting and investment authority over the shares of common stock and warrants owned by the Hummingbird Funds.

The managing member of Hummingbird is Paul Sonkin. Mr. Sonkin, as the managing member and control person of Hummingbird, may be deemed to have the sole voting and investment authority over the shares of common stock and the warrants beneficially owned by Hummingbird. Hummingbird Capital, LLC (“HC”), as the general partner of each of the Hummingbird Funds, may be deemed to have the sole voting and investment authority over such shares and warrants owned by the Hummingbird Funds. Each of Hummingbird, Mr. Sonkin and HC disclaim any beneficial ownership of the shares of common stock and the warrants owned by the Hummingbird Funds. The business address of Hummingbird Management, L.L.C. is 145 East 57th Street, 8th Floor, New York, New York 10022.
(6)	Includes 1,496,500 shares of common stock issuable upon exercise of Class Y warrants and Class Z warrants. Patty Shanley is the General Partner of Atlas II, L.P. and consequently may be deemed to be the beneficial owner of its holdings by virtue of controlling the voting and dispositive powers of Atlas II, L.P. The business address of Atlas II, L.P. is 11470 Stone Corral Place, Gold River, CA 95670.
(7)	Includes 21,500 shares of common stock issuable upon exercise of Class W warrants, 600,000 shares of common stock issuable upon exercise of Class Y warrants and 506,700 shares of common stock issuable upon exercise of Class Z warrants. The address of Mr. Gutman is 888 7th Avenue, Suite 901, New York, New York 10106.
(8)	Includes 3,093,333 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 500,000 shares of common stock issuable upon exercise of Class Y warrants. On June 5, 2008, FI Investment Group, LLC acquired 2,093,333 shares of Series A Convertible Preferred Stock upon the conversion of outstanding principal and interest owed by SouthPeak Interactive, L.L.C., a subsidiary of the Company, at a purchase price of $1.00 per share. Frank Islam is the principal of FI Investment Group and, as such, has indirect voting and dispositive power over the shares of Series A Convertible Preferred Stock and the warrants held by FI Investment Group, LLC. The business address of FI Investment Group, LLC is 1600 Tysons Boulevard, Suite 1150, McLean, Virginia 22102.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, the Compensation Committee consisted of Messrs. Buckel and Jannetty. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

During fiscal year 2009, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Our officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We prepare Section 16(a) forms on behalf of our directors and officers based on the information provided by them.

Based solely on review of this information, we believe that, during the 2009 fiscal year, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except for (i) a Form 4 for Mr. Louis Jannetty to report the acquisition of options that occurred on July 1, 2008 that was reported on July 22, 2009, (ii) a Form 4 for Ms. Melanie Mroz to report the gift of her shares that occurred on March 24, 2009 that was reported on April 2, 2009, (iii) a Form 4 for Mr. Terry Phillips to report the disposition of shares that occurred on January 9, 2009 that was reported on January 14, 2009, and (iv) a Form 4 for Ms. Melanie Mroz to report the gift of her shares that occurred on October 15, 2008 that was reported on December 12, 2008.

INCORPORATED BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

OTHER MATTERS

We know of no other matters to be submitted for consideration during the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: December 10, 2009

SOUTHPEAK INTERACTIVE CORPORATION

2900 Polo Parkway
Midlothian, Virginia 23113

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Melanie Mroz and Terry Phillips, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of SouthPeak Interactive Corporation ("SouthPeak") held of record by the undersigned on November 23, 2009, at the Annual Meeting of Stockholders to be held on January 15, 2010, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS ON THE REVERSE SIDE. THE BOARD OF DIRECTORS OF SOUTHPEAK UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SOUTHPEAK INTERACTIVE CORPORATION

January 15, 2010

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000000000 1 011510

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Terry Phillips
- ○ Melanie Mroz
- ○ Paul Eibeler
- ○ Louis M. Jannetty
- ○ David Buckel

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Reznick Group, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010.	☐	☐	☐
3. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.	☐	☐	☐

THIS PROXY REVOKES ALL PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS. THE BOARD OF DIRECTORS OF SOUTHPEAK INTERACTIVE CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.